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                                                                  EXHIBIT 99.1


                                     PROXY

PROXY
                         GAYLORD ENTERTAINMENT COMPANY
   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF GAYLORD ENTERTAINMENT
                            COMPANY (THE "COMPANY").
     The undersigned hereby appoints EDWARD L. GAYLORD and TERRY E. LONDON, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown on the reverse side of this proxy at the Special Meeting of Stockholders of the Company to be held at the Ryman Auditorium, 116 5th Avenue North, Nashville, Tennessee, on Tuesday, July 29, 1997, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

     YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFICATIONS ON THE OPPOSITE SIDE. IF NO CHOICE IS SPECIFIED, SHARES WILL BE VOTED: (I) FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT (AS HEREINAFTER DEFINED); AND (II) FOR THE APPROVAL AND ADOPTION OF THE NEW GAYLORD STOCK PLAN (AS HEREINAFTER DEFINED).

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2

1. To approve and adopt the Agreement and Plan of Merger, dated as of February 9, 1997 (the "Merger Agreement"), among Westinghouse Electric Corporation, a Pennsylvania corporation ("Westinghouse"), G Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Westinghouse ("Sub"), and the Company pursuant to which Sub will be merged with and into the Company and each share of Class A Common Stock, $.01 par value, of the Company and each share of Class B Common Stock, $.01 par value, of the Company outstanding immediately prior to the consummation of the Merger will be converted into the right to receive that number of shares of Common Stock, par value $1.00 per share, of Westinghouse, determined pursuant to a formula set forth in the Merger Agreement (all as more fully described in the enclosed Proxy Statement/Prospectus).

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

                       (Continued from the reverse side)

2. To approve and adopt the 1997 New Gaylord Entertainment Company Stock Option and Incentive Plan (the "New Gaylord Stock Plan") (as more fully described in the enclosed Proxy Statement/Prospectus).

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on Tuesday, July 29, 1997 and the related Proxy Statement/Prospectus.

                                            Dated........................., 1997

                                            Signature(s) .......................

                                                 ...

                                            Please sign as your name appears on
                                            your stock certificate. If
                                            registered in the names of two or
                                            more persons, each should sign.
                                            Executors, administrators, trustees,
                                            guardians, attorneys and corporate
                                            officers should show their full
                                            title. Votes must be indicated in
                                            Black or Blue ink.